EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY



              Entity                              State of Organization
              -----------------------------------------------------------


              Country General, Inc.                      Delaware

              Quality Stores Services, Inc.              Michigan

              QSI Transportation, Inc.                   Michigan

              Quality Farm & Fleet, Inc.                 Michigan

              Quality Investments, Inc.                  Michigan

              Vision Transportation, Inc.                Ohio